NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
February 1, 2013	CONTACT:	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Fourth Quarter and Full Year 2012 Results

and Quarterly Cash Dividend to Common Stockholders

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter and twelve months ended December 31, 2012, of $8.44 million and $28.58 million, respectively. Net income available to common shareholders totaled $8.17 million, or $0.39 per diluted common share, for the quarter ended December 31, 2012. Net income available to common shareholders totaled $27.52 million, or $1.40 per diluted common share, for the twelve months ended December 31, 2012. Net income for the quarter and twelve months ended December 31, 2012, was impacted by $857 thousand and $5.08 million, respectively, in merger related expenses. Excluding nonrecurring income and expense items, core earnings for the quarter and twelve months ended December 31, 2012, totaled $8.78 million and $30.47 million, respectively.

On January 22, 2013, the Company announced that the board of directors declared a quarterly cash dividend to common shareholders of twelve cents ($0.12) per common share. The quarterly dividend is payable to common shareholders of record on February 8, 2013, and is expected to be paid on or about February 22, 2013. The current dividend represents an increase of 20% over the dividend paid during the same quarter of 2012. The current year marks the 28th consecutive year of cash dividends to shareholders.

Fourth Quarter 2012 Highlights –

•	Core earnings were $8.78 million for the fourth quarter of 2012, an increase of $3.82 million, or 77.04%, compared with the fourth quarter of 2011.
•	Core return on average assets was 1.28% and core return on average tangible common equity was 15.10% for the fourth quarter of 2012.
•	Core return on average assets was 1.21% and core return on average tangible common equity was 13.95% for the year ended December 31, 2012.
•	Loans held for investment increased $328.38 million, or 23.52%, compared with the fourth quarter of 2012.
•	The tax equivalent net interest margin increased 56 basis points to 4.49% for the fourth quarter of 2012 compared with the fourth quarter of 2011.
•	Net interest income was $26.14 million, an increase of $7.87 million, or 43.09%, compared with fourth quarter 2011.
•	Cash dividends paid per common share increased 7.5% for the year ended December 31, 2012, compared with the year ended December 31, 2011.

Net Interest Income

Net interest income increased $7.87 million, or 43.09%, to $26.14 million for the fourth quarter of 2012 compared with the fourth quarter of 2011. The tax equivalent net interest margin increased 56 basis points to 4.49% for the fourth quarter of 2012 compared with 3.93% for the fourth quarter of 2011. Total interest income increased $8.06 million, or 34.72%, to $31.26 million for the fourth quarter of 2012 compared with the fourth quarter of 2011. The increase reflects the increases in loan portfolio balances from the acquisitions of Peoples Bank of Virginia (“Peoples”) and Waccamaw Bank (“Waccamaw”) during the second quarter of 2012. The tax equivalent yield on loans increased to 6.43% while the average loan balance increased $352.93 million, or 25.34%, to $1.75 billion for the fourth quarter of 2012 compared with the fourth quarter of 2011.

1

Total interest expense increased $185 thousand, or 3.75%, to $5.12 million for the fourth quarter of 2012 compared with the fourth quarter of 2011. Deposit costs decreased $33 thousand, or 1.25%, to $2.60 million for the fourth quarter of 2012 compared with the fourth quarter of 2011, which was primarily due to an 18 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs increased $218 thousand, or 9.49%, to $2.52 million for the fourth quarter of 2012 compared with the fourth quarter of 2011. The average rate paid on interest-bearing liabilities decreased 20 basis points to 1.01% for the fourth quarter of 2012 compared with the fourth quarter of 2011. The average balance of interest-bearing liabilities increased $399.15 million, or 24.71%, to $2.01 billion for the fourth quarter of 2012 compared with the fourth quarter of 2011, which included a $379.81 million increase in average interest-bearing deposits and a $19.34 million increase in average total borrowings. The increases were primarily the result of the Peoples and Waccamaw acquisitions that occurred during the second quarter of 2012.

Provision for Loan Losses

The provision for loan losses for the fourth quarter of 2012 decreased $1.22 million, or 49.92%, to $1.22 million, compared with the same period of the prior year. Provision for the twelve months of 2012 decreased $3.37 million, or 37.24%, to $5.68 million, compared with the same period of the prior year. The fourth quarter of 2012 marks the ninth consecutive quarter of provision decreases when compared to the prior year’s comparable quarter.

Noninterest Income

Noninterest income increased $1.64 million, or 24.84%, to $8.25 million for the fourth quarter of 2012 compared with the fourth quarter of 2011. The Company realized a $316 thousand net gain on sale of securities for the fourth quarter of 2012, which was an increase of $290 thousand, or 11.15%, compared to the fourth quarter of 2011. Wealth management revenues increased $44 thousand, or 5.38%, for the fourth quarter of 2012 compared with the fourth quarter of 2011. The Trust and Wealth Management Divisions reported $876 million in assets under management as of December 31, 2012. Service charges on deposit accounts increased $376 thousand, or 10.90%, for the fourth quarter of 2012 compared with the fourth quarter of 2011, which are attributable to the addition of Waccamaw. Insurance commissions increased $45 thousand, or 3.85%, to $1.22 million for the fourth quarter of 2012 compared with the same quarter of 2011. The Company incurred no other-than-temporary impairment charges for the fourth quarter of 2012 compared to $1.55 million recorded for the fourth quarter of 2011.

Noninterest Expense

Noninterest expense increased $3.71 million, or 21.77%, to $20.77 million for the fourth quarter of 2012 compared with the fourth quarter of 2011, due largely to the Peoples and Waccamaw acquisitions. Salaries and employee benefits increased $2.79 million, or 35.30%, to $10.69 million for the fourth quarter of 2012 compared with the fourth quarter of 2011. The Peoples and Waccamaw acquisitions accounted for an increase in salaries and employee benefits of $665 thousand and $1.22 million, respectively, during the fourth quarter of 2012. Occupancy, furniture, and equipment expense increased $949 thousand, or 39.66%, to $3.34 million for the fourth quarter of 2012 compared with the fourth quarter of 2011. During the fourth quarter of 2012, the Company incurred merger related expenses of $857 thousand in connection with the acquisition of Peoples and Waccamaw. Other operating expense increased $446 thousand, or 9.06%, to $5.37 million for the fourth quarter of 2012 compared with the fourth quarter of 2011. Other operating expense included a net loss on sales and expenses associated with other real estate owned of $312 thousand for the fourth quarter of 2012 compared to $455 thousand for the fourth quarter of 2011. The efficiency ratio for the fourth quarter of 2012 was 56.38% compared to 56.73% for the fourth quarter of 2011.

Allowance for Loan Losses and Credit Quality on Non-covered Loans

Non-covered loans and other real estate owned are those assets not covered by the loss share agreement between the FDIC and the Bank in relation to the acquisition of Waccamaw. The allowance for loan losses on non-covered loans decreased to $25.77 million at December 31, 2012, compared with $26.21 million at December 31, 2011. The allowance for loan losses for non-covered loans as a percentage of non-covered loans decreased to 1.70% at December 31, 2012, compared with 1.88% at December 31, 2011. The decrease in the ratio of allowance for loan losses for non-covered loans as a percentage of non-covered loans for the fourth quarter of 2012 was impacted by loans marked to fair value as part of the Peoples’ acquisition. For the fourth quarter of 2012, net charge-offs decreased $1.35 million, or 51.29%, compared with the fourth quarter of 2011. Annualized net charge-offs as a percentage of average non-covered loans were 0.33% for the fourth quarter of 2012, which represents a decrease compared with 0.76% for the fourth quarter of 2011.

Non-covered delinquent loans, comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans measured 2.57% at December 31, 2012, compared to 2.63% for the same period of the prior year. Non-covered nonaccrual loans decreased to $23.93 million at December 31, 2012, compared with $24.49 million at December 31, 2011. At quarter end, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 1.89% and non-covered nonperforming assets as a percentage of total non-covered assets were 1.37%, down from 1.43% for the same period of the prior year. Nonperforming assets included $4.73 million in unseasoned, accruing troubled debt restructurings and $9.00 million in other real estate owned, of which $3.26 million was covered under the loss share agreement, at December 31, 2012.

2

Balance Sheet and Capital

Consolidated assets totaled $2.73 billion as of December 31, 2012, an increase of $566.31 million, or 26.16%, compared with $2.16 billion at December 31, 2011. Consolidated liabilities totaled $2.37 billion as of December 31, 2012, an increase of $515.56 million, or 27.73%, compared with $1.86 billion at December 31, 2011. Total stockholders’ equity increased to $356.47 million as of December 31, 2012, compared with $305.73 million at December 31, 2011. Book value per as-converted common share increased to $16.80 for the quarter ended December 31, 2012, compared with $15.96 for the quarter ended December 31, 2011. Tangible book value per common share increased $0.19 to $11.59 compared with the fourth quarter of 2011. During the fourth quarter of 2012, the Company paid a cash dividend of $0.11 per common share.

The Company significantly exceeds regulatory “well capitalized” targets as of December 31, 2012, with a total risk-based capital ratio of 16.6%, Tier 1 risk-based capital ratio of 15.4%, and a Tier 1 leverage ratio of 9.9%.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding our operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure that is computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per common share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure that is defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

Investor Relations

The Company will host an investor and media teleconference and webcast on Friday, February 1, 2013, at 11:00 a.m. To access the teleconference, the toll-free number is (877) 407-8033. Individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Investor Relations section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s fourth quarter 2012 earnings press release and financial summary will be made available upon request via fax, email, or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (276) 326-9000.

3

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.73 billion financial holding company and the parent company of First Community Bank. First Community Bank operates seventy-two banking locations throughout Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank offers wealth management and investment services through its Trust Division and First Community Wealth Management, a registered investment advisory firm. The Trust Division and First Community Wealth Management managed assets with a market value of $876 million as of December 31, 2012. The Company is also the parent company of Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates six insurance offices throughout Virginia, West Virginia, and North Carolina. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC.” Additional investor information can be found on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

4

FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Amounts in thousands, except share and per share data)	2012	2011	2012	2011
Interest income
Interest and fees on loans held for investment	$28,188	$19,947	$96,684	$80,580
Interest on securities -- taxable	1,770	2,023	7,830	8,117
Interest on securities -- nontaxable	1,216	1,190	4,883	5,194
Interest on deposits in banks	82	41	259	285
Total interest income	31,256	23,201	109,656	94,176
Interest expense
Interest on deposits	2,604	2,637	9,972	12,788
Interest on short-term borrowings	656	603	2,515	2,475
Interest on long-term borrowings	1,860	1,695	7,113	6,884
Total interest expense	5,120	4,935	19,600	22,147
Net interest income	26,136	18,266	90,056	72,029
Provision for loan losses	1,220	2,436	5,678	9,047
Net interest income after provision for loan losses	24,916	15,830	84,378	62,982
Noninterest income
Wealth management income	862	818	3,701	3,510
Service charges on deposit accounts	3,826	3,450	14,063	13,238
Other service charges and fees	1,682	1,429	6,462	5,722
Insurance commissions	1,215	1,170	5,743	6,197
Net impairment losses recognized in earnings	-	(1,548)	(942)	(2,285)
Net gain on sale of securities	316	26	586	5,264
Other operating income	346	1,261	6,131	3,888
Total noninterest income	8,247	6,606	35,744	35,534
Noninterest expense
Salaries and employee benefits	10,693	7,903	38,667	34,126
Occupancy expense of bank premises	1,938	1,589	6,872	6,280
Furniture and equipment	1,404	804	4,145	3,490
Amortization of intangible assets	191	250	804	1,020
FDIC premiums and assessments	313	344	1,536	1,984
FHLB debt prepayment fees	-	-	-	471
Merger related expense	857	-	5,084	-
Goodwill impairment	-	1,239	-	1,239
Other operating expense	5,371	4,925	20,309	20,305
Total noninterest expense	20,767	17,054	77,417	68,915
Income before income taxes	12,396	5,382	42,705	29,601
Income tax expense	3,957	2,151	14,128	9,573
Net income	8,439	3,231	28,577	20,028
Dividends on preferred stock	272	286	1,058	703
Net income available to common shareholders	$8,167	$2,945	$27,519 #	$19,325

Basic earnings per common share	$0.41	$0.16	$1.44	$1.08
Diluted earnings per common share	$0.39	$0.17	$1.40	$1.07
Cash dividends per common share	$0.11	$0.10	$0.43	$0.40

Weighted average basic shares outstanding	20,058,998	17,849,286	19,125,839	17,877,421
Weighted average diluted shares outstanding	21,373,669	19,159,090	20,480,172	18,691,081

Return on average assets	1.19%	0.54%	1.10%	0.88%
Return on average common equity	9.59%	4.06%	8.70%	6.81%

5

FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands, except share and per share data)	2012	2012	2012	2012	2011
Interest Income
Interest and fees on loans held for investment	$28,188	$28,275	$20,853	$19,368	$19,947
Interest on securities -- taxable	1,770	1,980	2,001	2,079	2,023
Interest on securities -- nontaxable	1,216	1,215	1,256	1,196	1,190
Interest on deposits in banks	82	66	72	39	41
Total interest income	31,256	31,536	24,182	22,682	23,201
Interest Expense
Interest on deposits	2,604	2,603	2,360	2,405	2,637
Interest on short-term borrowings	656	675	589	595	592
Interest on long-term borrowings	1,860	1,799	1,749	1,705	1,706
Total interest expense	5,120	5,077	4,698	4,705	4,935
Net interest income	26,136	26,459	19,484	17,977	18,266
Provision for loan losses	1,220	1,916	1,620	922	2,436
Net interest income after provision for loan losses	24,916	24,543	17,864	17,055	15,830
Noninterest Income
Wealth management income	862	1,005	940	894	818
Service charges on deposit accounts	3,826	3,895	3,329	3,013	3,450
Other service charges and fees	1,682	1,631	1,564	1,585	1,429
Insurance commissions	1,215	1,616	1,336	1,576	1,170
Net impairment losses recognized in earnings	-	(942)	-	-	(1,548)
Net gain (loss) on sale of securities	316	228	(9)	51	26
Other operating income	346	3,730	1,183	872	1,261
Total noninterest income	8,247	11,163	8,343	7,991	6,606
Noninterest Expense
Salaries and employee benefits	10,693	10,860	8,892	8,222	7,903
Occupancy expense of bank premises	1,938	1,754	1,654	1,526	1,589
Furniture and equipment	1,404	955	975	811	804
Amortization of intangible assets	191	191	189	233	250
FDIC premiums and assessments	313	611	290	322	344
Merger related expense	857	645	3,419	163	-
Goodwill impairment	-	-	-	-	1,239
Other operating expense	5,371	5,309	4,713	4,916	4,925
Total noninterest expense	20,767	20,325	20,132	16,193	17,054
Income before income taxes	12,396	15,381	6,075	8,853	5,382
Income tax expense	3,957	5,322	1,997	2,852	2,151
Net income	8,439	10,059	4,078	6,001	3,231
Dividends on preferred stock	272	220	283	283	286
Net income available to common shareholders	$8,167	$9,839	$3,795	$5,718	$2,945

Basic earnings per common share	$0.41	$0.49	$0.20	$0.32	$0.16
Diluted earnings per common share	$0.39	$0.47	$0.20	$0.31	$0.17
Cash dividends per common share	$0.11	$0.11	$0.11	$0.10	$0.10

Weighted average basic shares outstanding	20,058,998	20,013,264	18,561,714	17,849,376	17,849,286
Weighted average diluted shares outstanding	21,373,669	21,476,497	19,909,242	19,189,923	19,159,090

6

FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
(Amounts in thousands, except per share data)
Net income, GAAP	$8,439	$3,231	$28,577	$20,028
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	1,548	942	2,285
Net gain on sale of securities	(316)	(26)	(586)	(5,264)
FHLB debt prepayment fees	-	-	-	471
Merger related expense	857	-	5,084	-
Goodwill impairment	-	1,239	-	1,239
Prospective correction of prior period understatement	-	-	(2,395)	-
Other noncore, nonrecurring items	-	-	-	59
Total adjustments to core earnings	541	2,761	3,045	(1,210)
Tax effect	204	1,035	1,151	(454)
Core earnings, non-GAAP	$8,776	$4,957	$30,471	$19,272

Core return on average assets	1.28%	0.91%	1.21%	0.88%
Core return on average common equity	10.30%	6.83%	9.63%	6.79%
Core return on average tangible common equity	15.10%	9.85%	13.95%	9.92%
Core diluted earnings per common share	$0.41	$0.26	$1.49	$1.03

FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
(Amounts in thousands)
Noninterest expense, GAAP	$20,767	$17,054	$77,417	$68,915
Non-GAAP adjustments:
FHLB debt prepayment fees	-	-	-	(471)
Merger related expenses	(857)	-	(5,084)	-
Goodwill impairment	-	(1,239)	-	(1,239)
OREO expense and net loss	(312)	(455)	(1,893)	(3,081)
Other noncore, nonreccuring items	-	-	-	(77)
Adjusted noninterest expense	19,598	15,360	70,440	64,047

Net interest income, GAAP	26,136	18,266	90,056	72,029
Noninterest income, GAAP	8,247	6,606	35,744	35,534
Non-GAAP adjustments:
Tax equivalency adjustment	696	681	2,747	2,959
Net impairment losses recognized in earnings	-	1,548	942	2,285
Net gain on sale of securities	(316)	(26)	(586)	(5,264)
Prospective correction of prior period understatement	-	-	(2,395)	-
Other noncore, nonreccuring items	-	-	-	(18)
Adjusted net interest and noninterest income	34,763	27,075	126,508	107,525

Efficiency Ratio	56.38%	56.73%	55.68%	59.56%

7

FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY BALANCE SHEETS (Unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
(Amounts in thousands)
Cash and due from banks	$50,405	$44,865	$54,494	$36,555	$34,578
Federal funds sold	66,509	93,005	64,815	61,328	1,909
Interest-bearing deposits in banks	27,933	27,359	36,856	11,729	10,807
Total cash and cash equivalents	144,847	165,229	156,165	109,612	47,294
Securities available-for-sale	534,358	517,161	526,607	478,352	482,430
Securities held-to-maturity	816	816	1,295	2,874	3,490
Loans held for sale	6,672	4,446	1,179	3,522	5,820
Loans held for investment, net of unearned income:
Covered under loss share agreements	207,869	221,977	238,777	-	-
Not covered under loss share agreements	1,516,574	1,541,633	1,568,312	1,386,525	1,396,067
Less allowance for loan losses	25,770	25,835	26,171	25,800	26,205
Loans, net	1,705,345	1,742,221	1,782,097	1,364,247	1,375,682
FDIC receivable under loss share agreements	48,073	49,477	52,067	-	-
Property, plant, and equipment, net	64,868	62,191	60,829	54,616	54,721
Other real estate owned:
Covered under loss share agreements	3,255	3,553	5,325	-	-
Not covered under loss share agreements	5,749	5,957	4,938	3,829	5,914
Interest receivable	5,864	6,038	8,396	5,886	6,193
Goodwill	107,054	104,022	99,402	83,056	83,056
Intangible assets	3,522	3,713	3,903	4,093	4,326
Other assets	107,346	109,272	109,297	96,704	101,683
Total assets	$2,731,097	$2,769,650	$2,810,321	$2,203,269	$2,164,789

Deposits:
Noninterest-bearing	$343,352	$335,100	$340,895	$253,352	$240,268
Interest-bearing	353,321	360,061	335,686	307,136	275,156
Savings	500,276	496,740	494,516	397,850	394,707
Time	833,226	872,059	934,110	621,412	633,336
Total deposits	2,030,175	2,063,960	2,105,207	1,579,750	1,543,467
Interest, taxes, and other liabilities	30,896	29,538	22,465	23,203	20,452
Securities sold under agreements to repurchase	136,118	146,904	148,367	124,266	129,208
FHLB advances	161,558	161,558	176,653	150,000	150,000
Other borrowings	15,877	15,877	15,918	15,925	15,933
Total liabilities	2,374,624	2,417,837	2,468,610	1,893,144	1,859,060

Preferred stock	17,421	17,921	18,921	18,921	18,921
Common stock	20,343	20,309	20,240	18,083	18,083
Additional paid-in capital	213,829	213,320	212,510	188,149	188,118
Retained earnings	113,013	107,055	99,418	97,588	93,656
Treasury stock, at cost	(6,458)	(5,446)	(5,672)	(5,721)	(5,721)
Accumulated other comprehensive loss	(1,675)	(1,346)	(3,706)	(6,895)	(7,328)
Total stockholders' equity	356,473	351,813	341,711	310,125	305,729
Total liabilities and stockholders' equity	$2,731,097	$2,769,650	$2,810,321	$2,203,269	$2,164,789

Shares outstanding at period end	20,018,966	20,086,404	20,008,181	17,849,376	17,849,376
Book value per common share at period end (1)	$16.80	$16.50	$16.03	$16.19	$15.96
Tangible book value per common share
at period end (2)	$11.59	$11.45	$11.19	$11.64	$11.40

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

8

FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2012	2012	2012	2012	2011
Allowance for Loan Losses on Non-covered Loans
Beginning balance	$25,835	$26,171	$25,800	$26,205	$26,407
Provision for loan losses	1,220	1,916	1,620	922	2,436
Charge-offs	(1,717)	(2,613)	(1,613)	(1,562)	(2,915)
Recoveries	432	361	364	235	277
Net charge-offs	(1,285)	(2,252)	(1,249)	(1,327)	(2,638)
Ending balance	$25,770	$25,835	$26,171	$25,800	$26,205

Summary of Asset Quality
Non-covered loans
Nonaccrual loans	$23,931	$26,514	$27,947	$24,617	$24,487
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs") (1)	4,734	121	469	2,668	600
Total non-covered nonperforming loans	28,665	26,635	28,416	27,285	25,087
Other real estate owned ("OREO") not covered
under FDIC loss share agreements	5,749	5,957	4,938	3,829	5,914
Total non-covered nonperforming assets	$34,414	$32,592	$33,354	$31,114	$31,001

Covered Loans
Nonaccrual loans	$4,323	$2,849	$-	$-	$-
Accruing loans past due 90 days or more	-	-	-	-	-
Total covered nonperforming loans	4,323	2,849	-	-	-
OREO covered under FDIC loss share agreements	3,255	3,553	5,325	-	-
Total covered nonperforming assets	7,578	6,402	5,325	-	-
Total nonperforming assets	$41,992	$38,994	$38,679	$31,114	$31,001

Performing TDRs (2)	$6,038	$6,742	$6,995	$7,052	$8,854
Total TDRs (3)	$10,772	$6,863	$7,464	$9,720	$9,454

Asset Quality Ratios
Excluding covered assets
Nonperforming loans to total loans	1.89%	1.73%	1.81%	1.97%	1.80%
Nonperforming assets to total assets	1.37%	1.28%	1.30%	1.41%	1.43%
Allowance for loan losses to nonperforming loans	89.90%	97.00%	92.10%	94.56%	104.46%
Allowance for loan losses to non-covered total loans	1.70%	1.68%	1.67%	1.86%	1.88%
Annualized net charge-offs to average loans	0.33%	0.57%	0.38%	0.38%	0.76%
Including covered assets
Nonperforming loans to total loans	1.91%	1.67%	1.57%	1.97%	1.80%
Nonperforming assets to total assets	1.54%	1.41%	1.38%	1.41%	1.43%
Allowance for loan losses to nonperforming loans	78.12%	87.62%	92.10%	94.56%	104.46%
Allowance for loan losses to total loans	1.49%	1.46%	1.45%	1.86%	1.88%

(1)	Accruing TDRs restructured within the past six months
(2)	Accruing TDRs with six months or more of satisfactory payment performace
(3)	Accruing nonperforming and performing TDRs

9

FIRST COMMUNITY BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
Selected Ratios
Return on average assets	1.19%	1.41%	0.65%	1.06%	0.54%
Return on average common equity	9.59%	11.91%	5.00%	7.88%	4.06%
Net interest margin	4.49%	4.48%	3.93%	3.91%	3.93%
Efficiency ratio for the quarter	56.38%	55.49%	57.58%	57.18%	56.73%
Efficiency ratio year-to-date	55.68%	52.40%	57.38%	57.18%	59.56%
Total equity to total assets	13.05%	12.70%	12.16%	14.08%	14.12%
Average earning assets to average assets	86.87%	87.02%	87.68%	88.24%	88.27%
Average loans to average deposits	85.71%	87.88%	88.57%	89.85%	89.45%
(Amounts in thousands)
Average Balances
Loans	$1,745,584	$1,790,489	$1,512,451	$1,394,246	$1,392,650
Investment securities	519,798	528,126	490,219	481,595	479,638
Earning assets	2,376,805	2,408,442	2,069,799	1,918,366	1,913,768
Total assets	2,736,037	2,767,790	2,360,567	2,174,004	2,168,166
Total deposits	2,036,697	2,037,467	1,707,613	1,551,728	1,556,990
Interest-bearing deposits	1,699,991	1,733,987	1,437,548	1,312,865	1,320,186
Borrowings	314,645	329,958	303,474	290,015	295,303
Interest-bearing liabilities	2,014,636	2,063,945	1,741,022	1,602,880	1,615,489
Stockholders' equity	356,812	347,637	323,994	310,795	306,779
Tax equivalent net interest income	26,832	27,139	20,206	18,660	18,947

10

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended December 31,
	2012			2011
	Average	Average Yield/	Average	Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans (2)	$1,745,584	$28,231	6.43%	$1,392,650	$19,987	5.69%
Securities available-for-sale	518,982	3,623	2.78%	476,244	3,784	3.15%
Securities held-to-maturity	816	16	7.80%	3,394	70	8.18%
Interest-bearing deposits	111,423	82	0.29%	41,480	41	0.39%
Total earning assets	2,376,805	31,952	5.35%	1,913,768	23,882	4.95%
Other assets	359,232			254,398
Total assets	$2,736,037			$2,168,166
Liabilities
Interest-bearing deposits
Demand deposits	$351,329	$62	0.07%	$277,722	$27	0.04%
Savings deposits	495,116	156	0.13%	395,530	117	0.12%
Time deposits	853,546	2,386	1.11%	646,934	2,493	1.53%
Total interest-bearing deposits	1,699,991	2,604	0.61%	1,320,186	2,637	0.79%
Borrowings
Federal funds purchased	-	-	0.00%	308	-	0.00%
Retail repurchase agreements	79,014	105	0.53%	79,114	103	0.52%
Wholesale repurchase agreements	58,196	540	3.69%	50,000	479	3.80%
FHLB advances and other borrowings	177,435	1,871	4.19%	165,881	1,716	4.10%
Total borrowings	314,645	2,516	3.18%	295,303	2,298	3.09%
Total interest-bearing liabilities	2,014,636	5,120	1.01%	1,615,489	4,935	1.21%
Noninterest-bearing demand deposits	336,706			236,804
Other liabilities	27,883			9,094
Total liabilities	2,379,225			1,861,387
Stockholders' equity	356,812			306,779
Total liabilities and stockholders' equity	$2,736,037			$2,168,166
Net interest income, tax equivalent		$26,832			$18,947
Net interest rate spread (3)			4.34%			3.74%
Net interest margin (4)			4.49%			3.93%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

11

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Year Ended December 31,
	2012			2011
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans (2)	$ 1,611,557	$ 96,803	6.01%	$ 1,382,097	$ 80,742	5.84%
Securities available-for-sale	502,416	15,170	3.02%	434,583	15,775	3.63%
Securities held-to-maturity	2,622	171	6.52%	3,999	333	8.33%
Interest-bearing deposits	77,851	259	0.33%	116,063	285	0.25%
Total earning assets	2,194,446	112,403	5.12%	1,936,742	97,135	5.02%
Other assets	316,485			258,897
Total assets	$ 2,510,931			$ 2,195,639

Liabilities
Interest-bearing deposits
Demand deposits	$ 306,019	$ 185	0.06%	$ 277,263	$ 431	0.16%
Savings deposits	471,406	556	0.12%	410,240	886	0.22%
Time deposits	776,901	9,231	1.19%	682,997	11,471	1.68%
Total interest-bearing deposits	1,554,326	9,972	0.64%	1,370,500	12,788	0.93%
Borrowings
Federal funds purchased	490	2	0.41%	77	-	0.00%
Retail repurchase agreements	78,608	449	0.57%	83,564	544	0.65%
Wholesale repurchase agreements	55,163	2,023	3.67%	50,000	1,887	3.77%
FHLB advances and other borrowings	175,333	7,154	4.08%	168,988	6,928	4.10%
Total borrowings	309,594	9,628	3.11%	302,629	9,359	3.09%
Total interest-bearing liabilities	1,863,920	19,600	1.05%	1,673,129	22,147	1.32%
Noninterest-bearing demand deposits	286,950			223,233
Other liabilities	25,160			4,127
Total liabilities	2,176,030			1,900,489
Stockholders' equity	334,901			295,150
Total liabilities and stockholders' equity	$ 2,510,931			$ 2,195,639
Net interest income, tax equivalent		$ 92,803			$ 74,988
Net interest rate spread (3)			4.07%			3.69%
Net interest margin (4)			4.23%			3.87%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

12